    As filed with the Securities and Exchange Commission on January 12, 1998

                                            REGISTRATION STATEMENT NO. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________

                             MAC-GRAY CORPORATION
            (Exact name of Registrant as specified in its charter)

              DELAWARE                             04-3361982
       (State of incorporation)        (I.R.S. Employer Identification  Number)


                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)


                             MAC-GRAY CORPORATION
                     1997 STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plan)



                          STEWART GRAY MACDONALD, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MAC-GRAY CORPORATION
                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ____________________________

                                With a copy to:
                             Stuart M. Cable, Esq.
                         Goodwin, Procter & Hoar  LLP
                                Exchange Place
                                53 State Street
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

                         _____________________________


                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
Title of Securities Being           Amount to be        Proposed Maximum Offering         Proposed Maximum          Amount of
 Registered                          Registered              Price Per Share                 Aggregate           Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
 per share                      1,157,982  shares (1)          $16.25(2)                        $18,817,208            $5,552
=================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Mac-Gray Corporation 1997 Stock Option and Incentive Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is based on the average of the high and low sales prices of the Common Stock of Mac-Gray Corporation on The New York Stock Exchange on January 6, 1998 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        -----------------------------------------------

    Mac-Gray Corporation (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

    (a) The Registrant's Form S-1 Registration Statement, as amended, filed with the Securities and Exchange Commission (File No. 333-3369), (the "Registration Statement") pursuant to the Securities Act of 1933, as amended;

    (b) All other reports filed by the Registrant on or after August 14, 1997 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

    (c) The description of the Common Stock of the Registrant which forms part of the Registration Statement on Form 8-A, dated October 14, 1997, as filed with the Securities and Exchange Commission on October 14, 1997, pursuant to Section 12(b) promulgated under the Exchange Act.

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
        -------------------------

    Not Applicable.


Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

    Not Applicable.


Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

    The Registrant's By-laws provide that directors and officers of the Registrant shall be, and in the discretion of the Board of Directors non-officer employees may be, indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, and further permits the advancing of expenses incurred in defense of claims. The By-laws also provide that the right of directors and officers to indemnification shall be a contractual right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of stockholders or otherwise.

    The Registrant's Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breaches his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

    The Registrant also provides directors' and officers' liability insurance coverage.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

    Not applicable.


Item 8. Exhibits.
        --------

    The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1 Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1).
   23.2 Consent of Price Waterhouse LLP, Independent Accountants.
   24.1 Powers of Attorney


Item 9. Undertakings.
        ------------

    (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall
    --------  -------
    not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

         (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on January 9, 1998.

                                    Mac-Gray Corporation

                                    By:/s/ Stewart Gray MacDonald, Jr.
                                     -------------------------------------
                                     Stewart Gray MacDonald, Jr.
                                     Chairman and Chief Executive Officer



KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors and employees of Mac-Gray Corporation hereby severally constitute Stewart G. MacDonald, Jr. and John S. Olbrych, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and or directors and or employees to enable Mac-Gray Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Stewart Gray MacDonald, Jr.
-------------------------------    Chairman, Chief Executive Officer and      January 9, 1998
Stewart Gray MacDonald, Jr.        Director (Principal Executive Officer)


/s/ John S. Olbrych
-------------------------------    Chief Financial Officer and Treasurer      January 9, 1998
John S. Olbrych                    (Principal Financial and Accounting
                                   Officer)
/s/ Patrick A. Flanagan
-------------------------------    Executive Vice President, Mergers and      January 9, 1998
Patrick A. Flanagan                Acquisitions, Secretary, and Director

/s/ Eugene B. Doggett
-------------------------------    Director                                   January 9, 1998
Eugene B. Doggett

-------------------------------    Director                                   January _, 1998
Jeffrey C. Heunink

-------------------------------    Director                                   January _, 1998
John P. Leydon

/s/ Jerry A. Schiller
-------------------------------    Director                                   January 9, 1998
Jerry A. Schiller

                                 EXHIBIT INDEX


Exhibit No.                  Description
----------                   -----------

    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

   23.1    Consent of Goodwin, Procter & Hoar  LLP (included in Exhibit 5.1).

   23.2    Consent of Price Waterhouse LLP, Independent Accountants.

   24.1 Powers of Attorney (included on pages 6 through 7 of this registration statement).